Exhibit 99.1

Esports Entertainment Group Finalizes Binding Agreement to Acquire EGL, Deal Expected to Close by January 8th

Dec 14, 2020

NEWARK, N.J., Dec. 14, 2020 (GLOBE NEWSWIRE) — Esports Entertainment Group, Inc. (NasdaqCM: GMBL, GMBLW) (or the “Company”), an esports entertainment and online gambling operator, today announced that it has finalized the binding agreement to acquire Esports Gaming League (“EGL”) and expects the deal to close prior to January 8, 2021.

EGL is a B2B-centric provider of live and online events and tournaments where gamers can compete and enjoy a wide range of content relating to esports and video games on a proprietary technology platform with over 350K registered gamers. Services include full turnkey esports events, live broadcast production, game launches, and online branded tournaments.

“We are excited to finalize this acquisition and continue to expand EGL’s presence here in North America,” commented Grant Johnson, CEO of Esports Entertainment Group. “In addition to our announcements with the LA Kings, LA Galaxy and Philadelphia Union we are in discussions with many additional sporting organizations that are interested in exploring the ways that they can engage their fanbases through esports.”

“We are extremely excited to be joining the Esports Entertainment Group family, it will give us an opportunity to push our technology and resources to further grow our client roster,” commented Glen Elliott, CEO of EGL. “The vision Grant has around building an esports ecosystem is visionary for the industry and EGL is a perfect fit.”

About Esports Entertainment Group

Esports Entertainment Group, Inc. is an esports and online gambling company. The Company operates a number of entities across three key pillars: 1) esports entertainment and infrastructure, 2) esports wagering, 3) iGaming. The Company maintains offices in New Jersey, the UK and Malta. For more information visit www.esportsentertainmentgroup.com.

FORWARD-LOOKING STATEMENTS

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 protects companies from liability for their forward-looking statements if they comply with the requirements of the Act.

Contact:

U.S. Investor Relations
RedChip Companies, Inc.
Dave Gentry
407-491-4498
dave@redchip.com

Media & Investor Relations Inquiries
Jeff@esportsentertainmentgroup.com